SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2012
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana		46285
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On August 9, 2012, we issued a press release updating financial guidance for 2012. The press release is attached to this Form 8-K as Exhibit 99.1.

We use non-GAAP financial measures, such as non-GAAP earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). The press release attached as Exhibit 99.1 includes a non-GAAP presentation of our 2012 guidance, based on final results for the first two quarters of 2012 and the full year 2011. In today's press release, we used non-GAAP financial measures to calculate earnings per share, other income and deductions, and expected tax rate, each adjusted to exclude the effect of the following:

•	Estimated income from early payment of Amylin Pharmaceuticals revenue sharing obligations in the third quarter of 2012.

•	Asset impairment charges in the first quarter of 2012 and the fourth quarter of 2011 related to the withdrawal of Xigris.

•
Restructuring charges in the first, second, and third quarters of 2011 related to severance costs from previously-announced strategic actions that the company is taking to reduce its cost structure and global workforce.

•	In-process research and development charges in the first quarter of 2011 associated with our diabetes collaboration with Boehringer Ingelheim.

The items that we exclude when we provide non-GAAP expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.

The information in this Item 2.02 and the press release attached as Exhibit 99.1 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated August 9, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)

By:	/S/ ARNOLD C. HANISH
Name:	Arnold C. Hanish
Title:	Vice President and
Chief Accounting Officer

Dated:	August 9, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated August 9, 2012